Exhibit (i)(1)

                            [Dechert LLP Letterhead]

August 17, 2006

Neuberger Berman Advisers Management Trust
605 Third Avenue New York, NY 10158-0006

Re:      Neuberger Berman Advisers Management Trust
         (File Nos. 2-88566 and 811-4255)
         --------------------------------

Ladies and Gentlemen:

     This opinion is given in connection with the filing by Neuberger Berman Advisers Management Trust, a Delaware business trust ("Trust"), of Post-Effective Amendment No. 53 to the Registration Statement filed on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 53 under the Investment Company Act of 1940 ("1940 Act"), relating to an indefinite amount of authorized shares of beneficial interest of the International Large Cap Portfolio ("Portfolio"), a separate series of the Trust, and the issuance of such shares to the public. The authorized shares of beneficial interest of the Portfolio are hereinafter referred to as the "Shares."

     We have examined the following Trust documents: the Trust Instrument dated May 23, 1994 and amendments thereto; the By-Laws dated May 23, 1994 and amendments thereto; this Post-Effective Amendment No. 53 to the Registration Statement filed on Form N-1A; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us, and the correctness of all statements of fact contained in those documents.

     Based on such examination, we are of the opinion that the Shares to be offered for sale by Neuberger Berman Advisers Management Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable by the Trust.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert LLP under the caption "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus, each comprising a part of the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

                                      Very truly yours,



                                      /s/ Dechert LLP